Exhibit 5


                            ROBERT BRANTL, ESQ.
                            322 Fourth Street
                            Brooklyn, NY 11215
                               718-768-6045

May 5, 2006

Inseq Corporation
535 West 34th Street, Suite 203
New York, NY 10001

Gentlemen:

With reference to the Registration Statement on Form S-8 which Inseq Corporation proposes to file with the Securities and Exchange Commission registering 600,000,000 common shares which may be offered and sold by Inseq Corp. under the 2006 Stock and Stock Option Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

                                               Yours,

                                               /s/ Robert Brantl
                                               ----------------------
                                               Robert Brantl